SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 Form 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 2, 2005

                             Commerce Group Corp.
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           (Exact name of registrant as specified in its charter)

        Wisconsin                 1-7375                 39-1942961
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    (State or other      (Commission File Number)      (IRS Employer
    jurisdiction of                                  Identification No.)
    incorporation)

         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312


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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT AND
ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT.

On May 2, 2005, the Registrant, with the approval and consent of the Board of Directors, engaged the firm of Chisholm, Bierwolf & Nilson, LLC of Bountiful, Utah as its new independent auditors. Prior to the engagement of Chisholm, Bierwolf & Nilson, LLC, the Registrant did not consult with it on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. This firm is registered with the Public Company Accounting Oversight Board (PCAOB).

On January 21, 2005, the Registrant filed a Form 8-K explaining why there was a change in the Registrant's certified accountant and it further provided that it engaged Moore & Associates Chartered of Las Vegas, Nevada. Moore & Associates Chartered explained to the Registrant that it did not conduct any reviews or audits whatsoever. It also stated that it could not perform the Registrant's audit requirements on a timely basis and that there were no disagreements and then referred the Registrant to the firm of Chisholm, Bierwolf & Nilson, LLC. Moore & Associates Chartered was informed of the change in the certifying accountant being made and provided the Registrant with a letter acknowledging its resignation. The entire Board of Directors agreed to accept the resignation of Moore & Associates Chartered.

Prior to the retention of Moore & Associates Chartered, the Registrant retained as its independent accountant since 1982, Bruce Michael Redlin, CPA, LLC. Bruce Michael Redlin, CPA, LLC submitted its resignation on January 21, 2005. Its reason for the resignation is that it was not registered with the PCAOB. Section 102 of the Sarbanes-Oxley Act of 2002 made it unlawful after October 22, 2003 for any U.S. public accounting firm or person associated with a U.S. public accounting firm that is not registered with the PCAOB to prepare or issue or to participate in the preparation or issuance of any audit report with respect to any issuer. Therefore, the Registrant's filing and financial statements for its fiscal year ended March 31, 2004 do not comply with the requirements of
Article 2 of Regulation S-X, the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. The audit report by Bruce Michael Redlin, CPA, LLC on the financial statements of the Registrant dated May 10, 2004, including the balance sheets as of March 31, 2004 and 2003 and the statements of operations, cash flows and statement of shareholders' equity for the years ended March 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period covered by the financial statements through the date of resignation of Bruce Michael Redlin, CPA, LLC, there were no disagreements with Bruce Michael Redlin, CPA, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On January 18, 2005, the Registrant engaged Moore & Associates Chartered as its new independent accountants. Prior to the engagement of Moore & Associates Chartered, the Registrant did not consult with Moore & Associates Chartered on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. Bruce Michael Redlin, CPA, LLC was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Bruce Michael Redlin, CPA, LLC. A copy of Bruce Michael Redlin, CPA, LLC's letter was filed on January 21, 2005 as an exhibit to the Securities and Exchange Commission Form 8-K.

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As a result of Bruce Michael Redlin, CPA, LLC not being registered with the PCAOB, Nasdaq, the overseer of companies quoted on the OTCBB, on January 19, 2005, via fax informed the Registrant as follows:

"This is to inform you that, pursuant to the January 13, 2005 oral hearing before a Hearings Panel designated by the NASD Board of Governors (the '"Panel"'), a determination has been made in the matter of Commerce Group Corp. (the '"Company"') and the Company's request for the continued quotation of its securities on the OTC Bulletin Board (the '"OTCBB"').1 [footnote omitted] The Company was previously notified that quotation of its securities would cease due to the Company's failure to timely file a completed Form 10-K for the fiscal year ended June 30, 2004 [March 31, 2004] and its Form 10-Q[s] for the quarter[s] ended [September 30, 2003, December 31, 2003, June 30, 2004], September 30, 2004 [and December 31,
2004] with the Securities and Exchange Commission.   On December 13,
2004, the Company requested a hearing, which stayed the action. Accordingly, the Panel determined that the Company's securities are not eligible for continued quotation on the OTCBB and, based on the filing delinquency, to delete all quotations of the Company's securities on the OTCBB effective with the open of business on Friday, January 21, 2005. The hearing file has been closed.2 [footnote omitted]."

Since the Registrant had a dual listing on the OTCBB and the Pink Sheets, its share quotes continue on the Pink Sheets under the symbol: CGCO.PK

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

16.1 Letter of Moore & Associates Chartered dated May 6, 2005 regarding its resignation (filed herewith).

99.1 The engagement of Chisholm, Bierwolf & Nilson, LLC as independent registered public accounting firm (filed herewith).


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date:  May 6, 2005            __________________________________________
                              By:  Edward L. Machulak, President


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